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                                                                     Exhibit 23.



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-3446) pertaining to the 1994 Stock Option Plan and 1994 Stock Option Plan for Directors of Matthews Studio Equipment Group and to the incorporation by reference therein of our report dated March 28, 1997, with respect to the financial statements of Duke City Video, Inc. dba Duke City Studio for the year ended December 31, 1996, included in the Form 8-K/A of Matthews Studio Equipment Group, filed with the Securities and Exchange Commission.



                                              S/Ernst & Young LLP
Los Angeles, California
July 7, 1997